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EXHIBIT 12



                         JOINT FILING AGREEMENT PURSUANT TO

                                   RULE 13d-2(f)(1)


    Mark R. Littell and Norwood Venture Corp., in reporting under Section 13 of the Securities Exchange Act of 1934 their transactions in the Common Stock of Firecom, Inc., agree to file such statements on one Schedule 13D pursuant to Securities and Exchange Commission Rule 13d-1(f)(1). The parties further agree as follows:

    Each party is responsible for the timely filing of said Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein; such party is not responsible for the completeness or accuracy of the information concerning the other party making the filing, unless such party knows or has reason to believe that such information is inaccurate.



Dated:8/13/96                     /S/ MARK R. LITTELL
      --------------               ---------------------------------
                                   Mark R. Littell


                                  NORWOOD VENTURE CORP.


Dated:8/13/96                     By:/S/ HAZEL MATTHEWS-FORTE
      --------------                  -------------------------------
                                       (Signature)
                                  Name:  Hazel Matthews-Forte
                                  Title: Controller-Secretary